SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2004

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Item 7.	Financial Statements and Exhibits.

(c) Exhibits

The exhibits listed in the following index relate to an offering under the Registrant’s Registration Statement on Form S-3 (No. 333-100819) and each is filed herewith for incorporation by reference in such Registration Statement.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 21, 2004, by and among the Registrant and Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Legg Mason Wood Walker, Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and McDonald Investments Inc.

1.2	Pricing Agreement, dated January 21, 2004, by and between the Registrant and certain underwriters named therein

4.1	Form of 4.50% Note due 2011

5.1	Opinion of Shaw Pittman LLP relating to legality of 4.50% Notes due 2011

8.1	Opinion of Shaw Pittman LLP relating to material tax matters relating to the Registrant

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges and of Ratios of Earnings to Combined Fixed Charges and Preferred Share Dividends

23.1	Consents of Shaw Pittman LLP (contained in the opinions filed as Exhibits 5.1 and 8.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: January 26, 2004	By:	/s/ Dawn M. Becker

Dawn M. Becker Senior Vice President, General Counsel and Secretary